SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c)

Lionbridge Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 27, 2011, Lionbridge sent the following letter to Fidelity Investments:

April 27, 2011

Via E-Mail

Fidelity Investments

Investment Proxy Research

One Spartan Way TS1E

Merrimack, NH 03054

Attention: Gina R. Caires

Re: Lionbridge Technologies, Inc. Proxy Statement

Ladies and Gentlemen:

Lionbridge Technologies, Inc. (“Lionbridge”) has requested approval by its stockholders of its 2011 Stock Incentive Plan (the “2011 Plan”) at its upcoming 2011 Annual Meeting of Stockholders, as set forth in its proxy statement dated March 22, 2011.

Lionbridge will recommend to its Board of Directors on or before the completion of the next fiscal year, that the 2011 Plan, if adopted by stockholders, be amended to (a) reiterate and confirm the applicability of the minimum 1 year restriction period for performance awards and the minimum 3 year restriction period for non-performance based awards (excluding SARs or options) and (b) clarify that such restrictions may be modified only after the time of grant.

We appreciate the opportunity to discuss with Fidelity its views on our proposed 2011 Plan. Please let us know if you have any further questions.

Sincerely,

/s/ Margaret A. Shukur

Margaret A. Shukur

Senior Vice President, General Counsel and Secretary

Cc: Lionbridge Technologies, Inc. Board of Directors

Important Information

In connection with the solicitation of proxies, on March 23, 2011, Lionbridge filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the Company’s 2011 Annual Meeting (the “Proxy Statement”). SEC rules allow Lionbridge to furnish the Proxy Statement and other proxy materials to its stockholders on the internet. Accordingly, stockholders can access the Proxy Statement and other proxy materials and vote at www.proxyvote.com. LIONBRIDGE’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY LIONBRIDGE WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, Lionbridge files annual, quarterly and current reports with the SEC. These reports can be obtained free of charge at the SEC’s web site at www.sec.gov or from the Lionbridge’s website at http://investors.lionbridge.com. The Proxy Statement, copies of other solicitation materials and these other reports Lionbridge files with the SEC can be obtained at no charge by writing to Lionbridge Technologies, Inc., 1050 Winter Street, Waltham, MA 02451, Attention: Investor Relations.